UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 30, 2005
(March 28, 2005)

STORAGE TECHNOLOGY CORPORATION
(Exact Name of Registrant As Specified In Its Charter)

Delaware	1-7534	84-0593263
(State or jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One StorageTek Drive, Louisville, Colorado 80028-4309
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (303) 673-5151

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2005, the Human Resources and Compensation Committee of the Board of Directors of Storage Technology Corporation (“StorageTek”) approved a form of transition agreement (the “Transition Agreement”) to be offered to executive officers of StorageTek who have previously executed an executive agreement and executive severance agreement with StorageTek. The Transition Agreement provides for, among other things, a one time lump sum payment equal to the executive officer’s annual base salary then in effect (the “Lump Sum”) in the event that the executive officer is a StorageTek employee on December 31, 2006 in any position other than the Chief Executive Officer of the Company. In addition, the Transition Agreement provides for payment of the Lump Sum in the event that the executive’s employment is involuntarily terminated (other than in a change in control context) and the executive is entitled to payment under the executive severance agreement. The Transition Agreement terminates on February 1, 2007.

StorageTek’s contract with Patrick J. Martin, our current Chief Executive Officer, expires on June 30, 2006 and the purpose of the Transition Agreement is in part to provide for the orderly succession for the Chief Executive Officer and maintain the executive team during that transition.

A copy of the Transition Agreement is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

10.1	Form of Transition Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2005	Storage Technology Corporation By: /s/ Thomas G. Arnold —————————————— Vice President, Corporate Controller

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